Contacts: Brian Lewbart 410.345.2242 Bill Benintende 410.345.3482 Heather McDonold 410.345.6617 Kylie Muratore 410.345.2533 T. ROWE PRICE GROUP ANNOUNCES INCREASE IN STOCK REPURCHASE AUTHORIZATION BALTIMORE (December 11, 2014) – T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) announced today that its Board of Directors has approved a 15 million share increase in the company’s authorization to repurchase its common stock. This brings the total repurchase authorization to 20.9 million shares. Founded in 1937, Baltimore-based T. Rowe Price (troweprice.com) is a global investment management organization with $731.2 billion in assets under management as of September 30, 2014. The organization provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The company also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price's disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research. ###